EXHIBIT 23.2

2322 Tremont Drive ● Baton Rouge, LA  70809
178 Del Orleans Avenue, Suite C  ●  Denham Springs, LA 70726
650 Poydras Street, Suite 1200  ●  New Orleans, LA 70130
Phone: 225.928.4770  ●  Fax: 225.926.0945
www.htbcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Heritage NOLA Bancorp, Inc. of our report dated March 29, 2018 relating to the consolidated financial statements of Heritage NOLA Bancorp, Inc. for the year ended December 31, 2017 appearing in this Annual Report on Form 10-K.

New Orleans, Louisiana
August 17, 2018